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                                                                      Exhibit 14

                              THE ASK GROUP, INC.
                              2880 SCOTT BOULEVARD
                                 P.O. BOX 58013
                       SANTA CLARA, CALIFORNIA 95052-8013


                                  May 18, 1994


Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Attn:  Director, Corporate Development

Ladies & Gentlemen:

         This letter is being delivered to you in connection with the transactions contemplated by the Stockholder Option Agreement, dated as of May 18, 1994, among Speedbird Merge, Inc. ("Merger Sub") and certain holders of the shares of Common Stock of The ASK Group, Inc. (the "Company"), including Hewlett-Packard Company ("HP"). Reference is made to that certain Agreement and Plan of Merger, dated as of May 18, 1994 (the "Merger Agreement"), among Computer Associates International, Inc., Merger Sub and the Company. This letter shall serve as the Company's consent to the execution and delivery by HP of the Stockholder Option Agreement as well as consent to the performance by HP of the Stockholder Option Agreement in accordance with its terms, notwithstanding any prohibition thereof contained in, or conflict with, the Common Stock Purchase Agreement, dated as of August 31, 1990 (the "Purchase Agreement") among the Company, HP and Electronic Data Systems Corporation, including without limitation, any conflict with the provisions of Sections 7.2, 7.3, 7.5, 7.6 and 8.2 thereof. In addition, you acknowledge the Company's performance of its obligations under the Purchase Agreement, including without limitation, under Section 6.2 thereof.

ACKNOWLEDGED AND ACCEPTED                 Very truly yours,

HEWLETT-PACKARD COMPANY                   THE ASK GROUP, INC.



By: ______________________________        By: ________________________________

Title: ___________________________        Title: _____________________________



cc:      General Counsel,
          Hewlett-Packard Company